                         ***SPECIMEN***
NUMBER                                                    SHARES
                      WORLDBID CORPORATION

        INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
   100,000,000 SHARES COMMON STOCK AUTHORIZED, $.0001 PAR VALUE

					                   CUSIP 98156R 10 8
                                                  SEE REVERSE FOR
                                                CERTAIN DEFINITIONS

This				The shares of stock represented by this
Certifies			certificate have not been registered under the
That				Securities Act of 1933, as amended, and may not
				be sold or otherwise transferred unless
                        compliance with the registration provisions of
Is the owner of		such Act has been made or unless availability of
                        an exemption from such registration provisions has been established, or unless sold pursuant to rule 144 under the Securities Act of 1933.


        FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                         WORLDBID CORPORATION

       transferable on the books of the corporation in person or
           by duly authorized attorney upon surrender of this
       certificate properly endorsed.  This certificate and the
       shares represented hereby are subject to the laws of the
       State of Nevada, and to the Certificate of Incorporation
      and Bylaws of the Corporation, as now or hereafter amended.
       This certificate is not valid unless countersigned by the
                             Transfer Agent.
         WITNESS the facsimile seal of the Corporation and the
              signature of its duly authorized officers.


DATED

                         WORLDBID CORPORATION
                            CORPORATE SEAL
                                NEVADA

\S\  Logan Anderson			               \S\  H. Thomson
President                                           Secretary